P.O. Box 219139, Kansas City, MO 64121-9139	Application for Changes to Existing Individual Life Insurance Policy

EVIDENCE REQUIRED CHANGES • Increase Volume • Add Rider • Change to Option B • Reduce Rating • Remove Rating • AI Option with additional benefits • Conversion with volume increase, additional benefits, or rate class change  (complete pages 1-6)

EXISTING PLAN INFORMATION	Insured’s Name ____________________________________________________________________
Policy Number(s) ________________________	Plan Name __________________________________________	Face/Specified Amount $ ________________________________

PERSONAL DATA	Address and Phone Number ____________________________________________________________________
☐ Male ☐ Female	Date of Birth _____________________	Years Employed ___________	Occupation and Duties ___________________________________
Employer, Address, and Phone No. ____________________________________________________________________

REQUESTED PLAN INFORMATION	Plan Name __________________________________	New Face/Specified Amount $ _______________________
New UL Coverage Option ☐ Opt A Level Death Benefit ☐ Opt B Increasing Death Benefit		Effective Date (conversion only) ______________________
Increase Specified Amount by amount of cash value? ☐ Yes ☐ No		AI Option Date ____________________________________

Riders/Benefits
Add	Delete		Add	Delete	UL Only
☐	☐	Accidental Death $ __________	☐	☐	Additional Life Insurance $ _________________
☐	☐	Assured Insurability $ __________	☐	☐	Disability Continuance of Insurance
☐	☐	Children’s Term _ ____ __ units	☐	☐	Disability Payment of Premium $___________
N/A	☐	Living Benefits	☐	☐	Enhanced Living Benefits $_______________
☐	☐	Waiver of Premium (non-UL)	☐	☐	Other Insured (complete information on page 2 for addition)
☐	☐	Terminal Illness	☐	☐	Monthly Benefit $__________
☐	☐	Chronic Condition	☐	☐	Additional Term Coverage (IUL only) $ _____________
N/A	☐	Survivorship Purchase Option	N/A	☐	Long Term Care
☐	☐	Spouse’s Term ______ units	☐	☐	Extra Protection $ __________
☐	☐	Other:	☐	☐	Cost of Living

OTHER POLICY CHANGE INFORMATION	Premium Mode	☐	☐	☐	☐	☐	☐	☐	☐	☐
		Ann	SA	Qtly	Mo	PAC	GA	CB	Single	Other
Is a removal or reduction in rating requested? ☐ Yes ☐ No	New Planned Premium $ ________________________________________

Beneficiary Information* (with right to change)
*Unless otherwise stated, benefits are payable equally to the named beneficiaries or to the surviving beneficiaries.  If benefits are payable other than equally, please indicate a contingent beneficiary for each primary beneficiary

	First and Last Name	Relationship to Insured	SSN or Tax ID	Date of Birth
Primary Beneficiary
Contingent Beneficiary

Ownership Information	If multiple owners, complete Additional Owner Supplement.
Primary Owner (First, Middle, Last) ______________________________________________________		☐ Male ☐ Female	Date of Birth ______________
State of Birth ___________	SSN or Tax ID ____________________	Relationship to Insured ________________________	Email __________________________________
Street Address ____________________________________		City _______________________________________	State _____________________	Zip ____________
Successor Owner __________________________________		Relationship to Insured ________________________	Email __________________________________

AGREEMENT AND SIGNATURES	for evidence not required changes only. for evidence required changes, complete pages 1-6 and sign on page 5.
It is understood and agreed that the statements and answers recorded here are true and complete, to the best of my(our) knowledge and belief.  I(We) also understand and agree that the change requested will be effective on the latest of the following:  (1) the date the change is approved at the Home Office of the Company; (2) the date specified in the policy or rider under which the change is made; or (3) the date any required premium has been paid.

Dated at _________________________________ this ______ day of __________, 20_____
City/State	Month	Year
_____________________________________________________________			_____________________________________________________________
Owner’s Signature			Owner’s Name (Please Print)

_____________________________________________________________			_____________________________________________________________
Creditor Beneficiary or Assignee’s Signature (if any)			Creditor Beneficiary or Assignee’s Name (Please Print)

____________________/_________________________________________			____________________/_________________________________________
Agent Code Signature of Writing Agent			Agency Code Agency
ICC18A197

OTHER INSUREDS (OI) If any information is identical to the Primary Insured’s, write Same.
1st OI
Full Name (First, Middle, Last) ______________________________________________________________	☐ Non-Tobacco ☐ Tobacco	☐ Male ☐ Female	Marital Status ________________	Specified Amount $ _________________
Social Security Number ______________________________________	State of Birth ____________		Driver’s License Number and State of Issue _________________________________________	☐ ADB $____________
Street Address, City, State, Zip ___________________________________________________________________			Telephone Number (______) ______________
Occupation and duties __________________________________________________________________	Employer’s Name and Address ____________________________________________________________________			Years Employed _________________
2nd OI
Full Name (First, Middle, Last) ___________________________________________________________________	☐ Non-Tobacco ☐ Tobacco	☐ Male ☐ Female	Marital Status _____________________	Specified Amount $_____________________
Social Security Number _________________________________	State of Birth __________________		Driver’s License Number and State of Issue _______________________________________________________	☐ ADB $ _________________
Street Address, City, State, Zip _______________________________________________________________________________________________			Telephone Number (______) ______________
Occupation and duties ________________________________________	Employer’s Name and Address _______________________________________________			Years Employed ______________________

REPLACEMENT
1) Will any existing life or annuity contract be lapsed, reissued, surrendered, or converted (to reduce amount, premium, or period of coverage, including surrender options) if the proposed policy change is executed?
☐ Yes ☐ No
2) Will the proposed policy change be financed by loans from this or any other policy or annuity? If Yes, provide name of company(ies) and amount(s): __________________________________________	☐ Yes ☐ No
3) Will the proposed policy change be part of an Internal Revenue Code Section 1035 exchange?	☐ Yes ☐ No
Provide details to all Yes answers.

EVIDENCE OF INSURABILITY
Insurance History
1) Do any of the proposed Insureds currently have life insurance coverage or annuity contract(s)?					☐ Yes ☐ No
(If Yes, fill out the table below for life insurance coverage; if No, proceed to question 2) directly below the table.)
Please indicate the Type of coverage: Personal (P); Business (B); or Key Person (K).
Proposed Insured(s)	Company	Insurance Amount	Year Issued	Type	Replacement
_______________________________	_______________________________	_______________________________	__________	__________	☐ Yes ☐ No
_______________________________	_______________________________	_______________________________	__________	__________	☐ Yes ☐ No
_______________________________	_______________________________	_______________________________	__________	__________	☐ Yes ☐ No
2) Is this policy being funded via a premium financing loan or with funds borrowed, advanced, or paid from another person or entity?					☐ Yes ☐ No
3) Have you ever applied for life, health, or disability insurance and been declined, postponed, rated, modified, or charged an increased premium?					☐ Yes ☐ No
4) Do any of the proposed Insureds have an application for life, health, or disability insurance currently pending at any other insurance company or intend to apply for such insurance?					☐ Yes ☐ No
5) What is the total amount of life insurance coverage that will be placed in force with all companies including this application? $ ___________________
Provide details to all Yes answers.

NON-MEDICAL UNDERWRITING QUESTIONS
Questions apply to all proposed Insureds*
1)	For Children’s Term Rider only: Do any of the children listed for this coverage live outside the Primary Insured’s household?		☐ Yes ☐ No
2)	Do any of the proposed Insureds plan to travel or reside outside the U.S. or Canada within the next 2 years?		☐ Yes ☐ No
3)	A)	In the last 3 years, has any proposed Insured been convicted of or pleaded guilty to any moving motor vehicle violation or had a driver’s license suspended or revoked?	☐ Yes ☐ No
	B)	In the last 5 years, has any proposed Insured been convicted of or pleaded guilty to driving under the influence of alcohol or other drugs, or to careless, or reckless driving?	☐ Yes ☐ No
4)	A)
In the last 3 years, has any proposed Insured flown as a pilot, student pilot, crew member, or other than a passenger on regularly scheduled commercial airlines?  If Yes, complete the Civilian Aviation Questionnaire.
☐ Yes ☐ No
	B)	Is there any intent to do so within the next year? If Yes, complete the Civilian Aviation Questionnaire.	☐ Yes ☐ No
5)	In the last 3 years, has any proposed Insured participated in or plan, in the next 2 years, to participate in skydiving, parachuting, hang-gliding, ultra-light flying, scuba diving, vehicle racing, mountain or rock climbing, white water rafting, bungee jumping, or ice climbing? If Yes, complete the Avocations Questionnaire and/or the Motor Sport Racing Questionnaire.
☐ Yes ☐ No
6)	Are you a member of the armed forces? If Yes, please complete the Military Questionnaire.		☐ Yes ☐ No

ICC18A197

7)	Has any proposed Insured ever been convicted of or pleaded guilty to a felony or misdemeanor?				☐ Yes ☐ No
8)
Family History – Have parents or siblings been diagnosed or treated by a member of the medical profession for diabetes, cancer, heart or kidney disease, melanoma, or stroke?  If Yes, please indicate below.
☐ Yes ☐ No
	Relationship	Age, if Living	Diagnosis or Cause of Death	Age at Diagnosis	Age at Death
	Father	___________________________	___________________________	___________________________	___________________________
	Mother	___________________________	___________________________	___________________________	___________________________
	Brothers and Sisters	___________________________	___________________________	___________________________	___________________________
		___________________________	___________________________	___________________________	___________________________
		___________________________	___________________________	___________________________	___________________________
*Provide details to all Yes answers.

HEALTH STATEMENT
Print full names of all to be insured,	Relationship	Birthdate			Age	Sex	Build			Weight change in the last 12 months
excluding the Primary Insured.		Month	Day	Year			Ft.	In.	Lb.	Gain	Loss
1)
2)
3)
4)
1)	Primary Physician (provide name and address; if none, indicate none): ________________________________________________________________________________________
2)
Physician last consulted (provide name, specialty, address, date last seen, and reason and results of last visit):
________________________________________________________________________________________

Questions apply to all proposed Insureds
3)	Do you currently take prescription, non-prescription, or herbal medication?	☐ Yes ☐ No
4)	Have you used any form of nicotine/tobacco products in the last 5 years? If Yes, provide date of last use.	☐ Yes ☐ No
5)	Do you consume alcoholic beverages? If Yes, provide type and number of drinks per day or week.	☐ Yes ☐ No
6)	Have you ever used (except as prescribed by a physician) or received treatment or counseling for the use of marijuana, heroin, cocaine, amphetamines, barbiturates, hallucinogenic agents, controlled substances, or opium or its derivatives?
☐ Yes ☐ No
7)	Have you sought advice, been counseled or treated for, or advised to limit the use of alcohol?	☐ Yes ☐ No
Have you ever been diagnosed, treated, or been given advice by any member of the medical profession for:
8)	Depression, anxiety, bipolar disorder, psychosis, schizophrenia, suicidal thoughts, eating disorder, or other nervous, mental, or emotional disorder?	☐ Yes ☐ No
9)	High blood pressure, high cholesterol, heart murmur, chest pain or pressure, heart attack, irregular heart rhythm, peripheral vascular disease, palpitations, aneurysm, or any other heart or vascular disorder?
☐ Yes ☐ No
10)	Anemia, blood clots, bleeding, leukemia, immune deficiency, or any other blood or immune disorder (excluding HIV)?	☐ Yes ☐ No
11)	Cancer, melanoma, tumor, or other malignancy?	☐ Yes ☐ No
12)	Diabetes, elevated blood sugar, or any other disorder of the thyroid or pituitary gland or the endocrine system?	☐ Yes ☐ No
13)	Asthma, COPD, emphysema, bronchitis, shortness of breath, sleep apnea, tuberculosis, or any other disorder of the lungs or respiratory system?	☐ Yes ☐ No
14)	Hepatitis, cirrhosis, ulcer, internal bleeding, polyps, colitis, Crohn’s disease, acid reflux (GERD), or any other disorder of the stomach, liver, colon, pancreas, or digestive system?	☐ Yes ☐ No
15)	A disorder of the brain, spinal cord, or nervous system, including stroke, TIA (transient ischemic attack), seizures, multiple sclerosis (MS), paralysis, tremors, fainting, chronic headaches, or loss of consciousness?
☐ Yes ☐ No
16)	Protein, sugar, or blood in urine or any other disorder of the bladder or kidneys?	☐ Yes ☐ No
17)	Arthritis, deformity, or any injury to or disorder of the bones, joints, muscles, back, neck, or spine?	☐ Yes ☐ No
18)	Any disorder of the breasts, uterus, ovaries, cervix, prostate, or reproductive organs?	☐ Yes ☐ No
19)	Menstruation, pregnancy, or complications from pregnancy?	☐ Yes ☐ No
20)	Are you currently pregnant? If yes, provide due date.	☐ Yes ☐ No
21)	Any sexually transmitted disease or disorder?	☐ Yes ☐ No
22)	Acquired Immune Deficiency Syndrome (AIDS), “AIDS” Related Complex (ARC), or tested HIV positive?	☐ Yes ☐ No
23)	In the last 5 years, have you had surgery, biopsy, an electrocardiogram, x-ray, blood test, or other diagnostic testing for any reason, except those related to the Human Immunodeficiency Virus (AIDS Virus), other than what you have already stated?
☐ Yes ☐ No
24)	In the last 5 years, have you been advised or referred by a medical professional for surgery, biopsy, medical treatment, or diagnostic testing for any reason, except those related to the Human Immunodeficiency Virus (AIDS Virus), other than what you have already stated?
☐ Yes ☐ No
*Provide details to all Yes answers. Identify question, specify conditions, dates, treatment (if any), and results.

ICC18A197

SPECIAL REQUESTS (Address changes, existing PAC or CB number, billing notice changes, etc.)

AGREEMENT
It is understood and agreed as follows:
1)	The statements and answers recorded in all parts of this application are true and complete, to the best of my knowledge and belief.
2)	No information regarding any proposed Insured will be considered known by the Company unless explicitly set out in writing on this application.
3)	This application and the answers to any required medical exam will become a part of any policy issued on it.
4)	No agent has the authority to waive any of the Company's rights or rules or to make or change any contract.
5)	The insurance applied for will take effect only after the following occur while the proposed Insured(s) is(are) living and his/her(their) health is as stated in this application: (1) the policy is delivered to, and accepted by, the Owner; and (2) the first full premium is paid in cash. The only exception to this is provided in the Conditional Receipt if it has been issued and the advance payment required by the Conditional Receipt has been made.

6)	I(We) have received the Notice of Information Practices which explains my(our) rights under the Fair Credit Reporting Act.
7)	I(We) have paid $ __________________*to the agent in exchange for the Conditional Receipt and I(we) acknowledge that I(we) fully understand and accept its terms.
*All premium checks must be made payable to Kansas City Life Insurance Company. Do not make the check payable to the agent or leave the payee blank.
By signing on page 5 of this application, you certify that you have completely read and fully understand the above statements.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION
Under	penalties of perjury, I certify that:
1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and
4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.
Certification instructions.  You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.  For real estate transactions, item 2 does not apply.  For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

_________________________________________________________________	______________________________________________________________________
Primary Insured's Signature (if under 15, parent/guardian signature)	Owner's/Trustee's Signature (if other than Primary Insured)

Definition of a U.S. person.  For federal tax purposes, you are considered a U.S. person if you are:
• An individual who is a U.S. citizen or U.S. resident alien;
• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
• An estate (other than a foreign estate); or
• A domestic trust (as defined in Regulations section 301.7701-7).

ICC18A197

AUTHORIZATION FOR THE RELEASE OF PERSONAL AND MEDICAL INFORMATION
To obtain a copy of or to revoke this authorization, contact: New Business Department Kansas City Life Insurance Company P.O. Box 219428 Kansas City, MO 64121-9428
This authorization applies to all persons whose signatures appear below.  The proposed Primary Insured and all other proposed Insureds must sign.

I authorize any health plan; physician; health care professional; hospital; clinic; laboratory; pharmacy or pharmacy benefit manager; medical facility; or other health care provider that has provided payment, treatment or services to me or on my behalf within the past 10 years ("My Providers"); MIB, Inc.; insurers; reinsurers; government agencies; consumer reporting agencies and/or employers to disclose my entire medical record, prescription history, medications prescribed and any other personal, financial, or protected health information concerning me to Kansas City Life Insurance Company or any person acting on behalf of Kansas City Life Insurance Company.  I authorize Kansas City Life Insurance Company, or its reinsurers, to make a brief report of my personal health information to MIB.  "Information" means facts regarding my physical or mental condition (including the diagnosis or treatment of Human Immunodeficiency Virus (HIV) infection; sexually transmitted diseases; mental illness; the use of alcohol, drugs, and tobacco; but excluding psychotherapy notes); employment; other insurance coverage; financial status; or any other relevant information about me or my minor children.  Information obtained will be released only to reinsurers; MIB, Inc.; persons and entities performing business duties as delegated or contracted for by Kansas City Life Insurance Company related to my application and subsequent insurance-related functions as permitted or required by law or as I further authorize.  Some of the health information obtained may be disclosed to persons or organizations that are not subject to federal health information privacy laws, resulting in the information no longer being protected under such laws.

By my signature below, I acknowledge that any agreements I have made to restrict my protected health information do not apply to this authorization and I instruct any health plan; physician; health care professional; hospital; clinic; laboratory; pharmacy or pharmacy benefit manager; medical facility; or other health care provider that has provided payment, treatment or services to me or on my behalf within the past 10 years ("My Providers"); MIB, Inc.; insurers; reinsurers; government agencies; consumer reporting agencies and/or employers to release and disclose my entire medical record without restriction.
This protected health information is to be disclosed under this authorization so that Kansas City Life Insurance Company may: 1) underwrite my application for coverage, make eligibility, risk rating, policy issuance and enrollment determinations; 2) obtain reinsurance; 3) administer claims and determine or fulfill responsibility for coverage and provision of benefits; 4) administer coverage; and 5) conduct other legally permissible activities that relate to any coverage I have or have applied for with Kansas City Life Insurance Company.

This authorization shall remain in force for 24 months following the date of my signature below and a copy of this authorization is as valid as the original.  This time limit complies with the time limit, if any, permitted by applicable law in the state where the policy is delivered or issued for delivery.  I understand that I have the right to revoke this authorization in writing at any time by providing written notification to the entity identified above, and I understand that a revocation is not effective to the extent that any of My Providers has already relied on this authorization to disclose information about me or to the extent that Kansas City Life Insurance Company has a legal right to contest a claim under an insurance policy or to contest the policy itself.  I understand that any information that is disclosed pursuant to this authorization is no longer covered by federal rules governing privacy and confidentiality of health information, but it will not be redisclosed by the recipient except as authorized by me or as required by law.

I understand that My Providers may not refuse to provide treatment or payment for health care services if I refuse to sign this authorization or otherwise condition my enrollment or eligibility for health benefits on my signing this authorization.  I further understand that if I refuse to sign this authorization to release my complete medical record, Kansas City Life Insurance Company may not be able to process my application or, if coverage has been issued, may not be able to make any benefit payments.  I understand that any authorized representative or I will receive a copy of this authorization upon request.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.
Dated at _________________________________ this ______ day of __________, 20_____
City/State	Month	Year

_____________________________________________________________			_____________________________________________________________
Primary Insured's Signature (if under 15, parent/guardian signature)			Owner's/Trustee's Signature (if other than Primary Insured)

_____________________________________________________________			_____________________________________________________________
Primary Insured's Name (Please Print)			Owner's/Trustee's Name (Please Print)

_____________________________________________________________
Spouse's Signature (if spouse coverage applied for)			First Other Insured's Signature (if over age 18)

_____________________________________________________________			_____________________________________________________________
Spouse's Name (Please Print)			First Other Insured's Name (Please Print)

_____________________________________________________________			_____________________________________________________________
Second Other Insured's Signature (if over age 18)			Second Other Insured's Name (Please Print)

ICC18A197

STATEMENT OF AGENT
I certify that the statements of the Primary Insured, Owner, and any other proposed Insured(s) have been correctly recorded in this application and that any premium payment shown in item 7) under Agreement on page 4 has been collected by me and that a Conditional Receipt has been given to the Owner.

Does the proposed Insured have any existing annuity contracts or life insurance policies?	☐ Yes ☐ No
To the best of my knowledge, the insurance applied for in this application	☐ will ☐ will not replace existing insurance.
Did you see all proposed Insureds at the time of application?	☐ Yes ☐ No (If No, an examination may be required.)

%
Agent Code	Signature of Writing Agent	Split Percent	Agency Code	Agency

%
Agent Code	Signature of Writing Agent	Split Percent

%
Agent Code	Signature of Writing Agent	Split Percent

%
Agent Code	Signature of Writing Agent	Split Percent

ICC18A197

NOTICE OF INFORMATION PRACTICES
Including Fair Credit Reporting Act Notice and MIB, Inc. Notice
Thank you for your application.  It is the major source of information about you which we use in evaluating your application and issuing your contract.  However, we wish to inform you that an investigative consumer report may be ordered as to your insurability.  If an investigative consumer report is prepared in connection with this application, you may request to be interviewed in connection with the preparation of this report.  This report may include, if applicable, information as to your character, general reputation, personal characteristics and mode of living (except as may be related directly or indirectly to your sexual orientation) as may be obtained through interviews with family members, friends, neighbors and associates.  We may also order a credit report.
If you would like to know whether such a report was ordered and, if so, receive additional information as to its nature and scope, including the name, address and phone number of the reporting agency, we will be pleased to furnish this information upon your written request to our Home Office at the address above.  You may receive a copy of such report by contacting the reporting agency.  Our experience shows that information from investigative reports usually does not have any adverse effect on our underwriting decision.  However, if it should, we will notify you in writing of this fact as well as provide you the identity by name and address of the reporting agency.  You may then wish to discuss the matter with that agency.
We are committed to protecting the privacy of our customer’s nonpublic personal information.  We will only disclose our customer’s nonpublic personal information:  among the affiliated companies of the Kansas City Life Group; to provide services to our customers and administer our business; to market products; and as otherwise permitted by law.  We may disclose our customer’s nonpublic personal information to our agents and representatives to provide services to our customers and for marketing purposes.  When we contract with other entities to provide support or marketing services, we will require them to adhere to our privacy standards.
Sometimes we acquire medical information about our customers, for instance, to underwrite an insurance contract or to process an insurance claim.  We will keep our customer’s medical information confidential.  We will not share our customer’s medical information even among the affiliated companies of the Kansas City Life Group without the customer’s consent.  We will only use or disclose our customer’s medical information to underwrite insurance, process claims, administer our business, to comply with laws and regulations or as otherwise authorized by our customers.
You have the right to obtain access to certain items of information we have collected about you, and you have the further right to request correction of information if you feel it is inaccurate.
If you wish to have a more detailed description of our information practices, we will be pleased to furnish this information upon your written request to our New Business Department, Kansas City Life Insurance Company, P.O. Box 219428, Kansas City, MO 64121-9428.
MIB, Inc. Notice
Information regarding your insurability will be treated as confidential.  Kansas City Life Insurance Company or its reinsurers may, however, make a brief report thereon to the MIB, Inc., formerly known as Medical Information Bureau, a not-for-profit membership organization of insurance companies, which operates an information exchange on behalf of its members.  If you apply to another MIB member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, MIB, upon request, will supply such company with the information about you in its file.
Upon receipt of a request from you, MIB will arrange disclosure of any information in your file.  Please contact MIB at 866-692-6901.  If you question the accuracy of the information in MIB's file, you may contact MIB and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act.  The address of MIB's information office is 50 Braintree Hill Park, Suite 400, Braintree, Massachusetts 02184-8734.
Kansas City Life Insurance Company, or its reinsurers, may also release information from its file to other insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.  Information for consumers about MIB may be obtained on its website at www.mib.com.

This page remains with the applicant.
ICC18A197